Exhibit 99.1

News Release

BOARDWALK ANNOUNCES FOURTH QUARTER 2017 RESULTS
AND QUARTERLY DISTRIBUTION OF $0.10 PER UNIT
HOUSTON, February 12, 2018 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.10 ($0.40 annualized) payable on March 1, 2018, to unitholders of record as of February 22, 2018.
The Partnership also announced its results for the fourth quarter and year ended December 31, 2017, which included the following items:

•
Operating revenues of $337.5 million for the quarter and $1,322.6 million for the year ended December 31, 2017, a 4% decrease and a 1% increase from $352.6 million and $1,307.2 million in the comparable 2016 periods. Excluding items offset in fuel and transportation expense and the effect of a 2016 legal settlement, operating revenues were $325.4 million for the quarter and $1,267.8 million for the year ended December 31, 2017, a 2% decrease and a 4% increase from $332.8 million and $1,223.7 million in the comparable 2016 periods;

•
Net income of $84.2 million for the quarter and $297.0 million for the year ended December 31, 2017, a 5% and a 2% decrease from $88.2 million and $302.2 million in the comparable 2016 periods. During the second quarter of 2017, the Partnership sold its Flag City Processing Partners, LLC subsidiary, which owned the Flag City processing plant and related assets, to a third party for approximately $63.6 million, including customary adjustments. The Partnership recognized losses and impairment charges of $47.1 million on the sale. Excluding the impact of the Flag City sale, Net income would have been $344.1 million for the year ended December 31, 2017;

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) of $205.5 million for the quarter and $791.4 million for the year ended December 31, 2017, a 4% and a 1% decrease from $213.8 million and $803.0 million in the comparable 2016 periods. Excluding the impact of the Flag City sale, EBITDA would have been $838.5 million for the year ended December 31, 2017; and

•
Distributable cash flow of $110.6 million for the quarter and $600.5 million for the year ended December 31, 2017, a 14% decrease and an 18% increase from $128.3 million and $507.3 million in the comparable 2016 periods. Excluding the impact of the Flag City sale, distributable cash flow would have been $536.9 million for the year ended December 31, 2017.

Compared with the fourth quarter of 2016, the Partnership’s fourth quarter of 2017 results were unfavorably impacted by the restructuring of contracts with Southwestern Energy on the Partnership’s Fayetteville and Greenville laterals and decreases in storage and parking and lending revenues, partly offset from revenues from recently completed growth projects.

For the full year 2017, the Partnership's results were impacted by the items discussed above, the sale of the Flag City processing plant and related assets and a 2016 legal settlement.
Capital Program
Growth capital expenditures were $570.5 million and maintenance capital expenditures were $137.9 million for the year ended December 31, 2017.

Exhibit 99.1

Conference Call
The Partnership has scheduled a conference call for February 12, 2018, at 9:30 a.m. Eastern Time to review the quarterly results, current market conditions and distribution amount. The earnings webcast may be accessed via the Boardwalk website at www.bwpmlp.com. Please access the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (855) 793-3255 for callers in the U.S. or (631) 485-4925 for callers outside the U.S. The Conference ID to access the call is 7483909.
Replay
An online replay will be available on the Boardwalk website immediately following the call.

Exhibit 99.1

Non-GAAP Financial Measures - EBITDA and Distributable Cash Flow
The Partnership uses non-GAAP measures to evaluate its business and performance, including EBITDA and distributable cash flow. EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the midstream portion of the natural gas and natural gas liquids industry. Distributable cash flow is used as a supplemental financial measure by management and by external users of the Partnership's financial statements as an approximation of net operating revenues generated by the Partnership, that when realized in cash, will be available to be distributed to its unitholders and general partner.

EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA and distributable cash flow are not necessarily comparable to similarly titled measures of another company.
Tax Notification
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100% of Boardwalk’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Boardwalk’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.
About Boardwalk
Boardwalk Pipeline Partners, LP (NYSE: BWP) is a midstream master limited partnership that primarily transports and stores natural gas and liquids for its customers. Additional information about the Partnership can be found on its website at www.bwpmlp.com.

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Operating Revenues:
Transportation	$310.5	$307.1	$1,180.7	$1,142.4
Parking and lending	2.6	4.8	20.2	18.2
Storage	19.3	23.4	81.5	91.4
Other	5.1	17.3	40.2	55.2
Total operating revenues	337.5	352.6	1,322.6	1,307.2
Operating Costs and Expenses:
Fuel and transportation	12.1	19.8	54.8	70.8
Operation and maintenance	63.2	56.1	204.2	199.9
Administrative and general	31.4	37.6	126.5	142.2
Depreciation and amortization	81.4	79.1	322.8	317.8
Loss on sale of assets and impairments	1.9	3.8	49.0	3.7
Taxes other than income taxes	23.8	23.3	98.8	95.3
Total operating costs and expenses	213.8	219.7	856.1	829.7
Operating income	123.7	132.9	466.5	477.5
Other Deductions (Income):
Interest expense	39.9	46.4	171.0	182.8
Interest income	(0.1)	(0.1)	(0.4)	(0.4)
Miscellaneous other income, net	(0.4)	(1.8)	(2.1)	(7.7)
Total other deductions	39.4	44.5	168.5	174.7
Income before income taxes	84.3	88.4	298.0	302.8
Income taxes	0.1	0.2	1.0	0.6
Net income	$84.2	$88.2	$297.0	$302.2
Net Income per Unit:
Net income per common unit	$0.33	$0.35	$1.16	$1.18
Weighted-average number of common units outstanding	250.3	250.3	250.3	250.3
Cash distribution declared and paid to common units per common unit	$0.10	$0.10	$0.40	$0.40

Exhibit 99.1

The following table presents a reconciliation of the Partnership's EBITDA and distributable cash flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net income (3)	$84.2	$88.2	$297.0	$302.2
Income taxes	0.1	0.2	1.0	0.6
Depreciation and amortization	81.4	79.1	322.8	317.8
Interest expense	39.9	46.4	171.0	182.8
Interest income	(0.1)	(0.1)	(0.4)	(0.4)
EBITDA (3)	205.5	213.8	791.4	803.0
Less:
Cash paid for interest, net of capitalized interest (1)	37.9	48.3	163.7	170.6
Maintenance capital expenditures	58.6	39.2	137.9	121.3
Add:
Proceeds from sale of operating assets	0.1	—	63.8	0.2
Loss on sale of assets and impairments	1.9	3.8	49.0	3.7
Other(2)	(0.4)	(1.8)	(2.1)	(7.7)
Distributable Cash Flow(3)	$110.6	$128.3	$600.5	$507.3

(1)	The year ended December 31, 2017, includes $1.5 million of payments related to the settlement of interest rate derivatives.

(2)	Includes other non-cash items, such as the equity component of allowance for funds used during construction.

(3)	Net income, EBITDA and Distributable Cash Flow were impacted by the sale of the Flag City processing plant and related assets as follows:

	For the Year Ended December 31,
	2017
	Net Income	EBITDA	Distributable Cash Flow
Per above:	$297.0	$791.4	$600.5
Items impacting comparability related to the sale of the Flag City processing plant and related assets:
Loss on sale of assets and impairments	47.1	47.1	—
Proceeds from the sale of the Flag City processing plant and related assets	—	—	(63.6)
Adjusted:	$344.1	$838.5	$536.9

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP

NET INCOME PER UNIT RECONCILIATION
(Unaudited)

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended December 31, 2017, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$84.2
Declared distribution	25.6	$25.1	$0.5
Assumed allocation of undistributed net loss	58.6	57.4	1.2
Assumed allocation of net income attributable to limited partner unitholders and general partner	$84.2	$82.5	$1.7
Weighted-average units outstanding		250.3
Net income per unit		$0.33

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended December 31, 2016, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$88.2
Declared distribution	25.6	$25.1	$0.5
Assumed allocation of undistributed net income	62.6	61.3	1.3
Assumed allocation of net income attributable to limited partner unitholders and general partner	$88.2	$86.4	$1.8
Weighted-average units outstanding		250.3
Net income per unit		$0.35

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the year ended December 31, 2017, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$297.0
Declared distribution	102.2	$100.2	$2.0
Assumed allocation of undistributed net income	194.8	190.9	3.9
Assumed allocation of net income attributable to limited partner unitholders and general partner	$297.0	$291.1	$5.9
Weighted-average units outstanding		250.3
Net income per unit		$1.16

Exhibit 99.1

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the year ended December 31, 2016, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$302.2
Declared distribution	102.2	$100.2	$2.0
Assumed allocation of undistributed net income	200.0	196.0	4.0
Assumed allocation of net income attributable to limited partner unitholders and general partner	$302.2	$296.2	$6.0
Weighted-average units outstanding		250.3
Net income per unit		$1.18

SOURCE:    Boardwalk Pipeline Partners, LP

INVESTOR CONTACTS:
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
ir@bwpmlp.com
or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer and Treasurer